EXHIBIT 10.37


                                Service Agreement

     THIS SERVICE AGREEMENT ("Agreement") is made effective as of March 8, 2002, by and between Western Management Services, L.L.C., an Oregon limited liability company ("Service Provider"), and The Neptune Society, Inc., a Florida Corporation (together with its subsidiaries, "Neptune Society"). Service Provider and Neptune Society are together referred to in this Agreement as the "Parties" and each is a "Party".

     A. Neptune Society, including Neptune Society of America, a California corporation and wholly-owned subsidiary of The Neptune Society, Inc. ("Neptune America") and Wilhelm Mortuary, Inc., a company incorporated under the laws of the State of Oregon and wholly-owned subsidiary of Neptune Society ("Wilhelm"), are in the business of marketing and selling cremation services, pre-need cremation services and related merchandise in the United States.

     B. The Neptune Society is in the business of marketing and selling (i) a simple cremation plan ("Basic Plan") as set forth on Exhibit A; (ii) pre-need cremation contracts entered into between a consumer and Neptune Society for the provision of and payment for certain cremation services prior to the time of death in compliance with Applicable Law (each, a "Pre-Need Contract") as set forth in Exhibit B; (iii) Travel Plans, and (iv) certain retail merchandise contracts used in connection with fulfilling the obligations of a Pre-Need Contract ("Merchandise Contract") as set forth in Exhibit C; and (iii) in the course of marketing as set forth in (i) and (ii) of this section, Neptune Society or its subsidiary will cause certain consumers from time-to-time to directly or indirectly contact the Service Provider for a contract entered into after the time of death for the provision of such services (an "At-Need Contract") as set forth in Exhibit D.

     C. Service Provider acquired certain assets and liabilities of Wilhelm under the terms of an Asset Purchase Agreement dated January 31, 2002, by and among the Service Provider, Neptune Society, Wilhelm and Neptune America (the "Asset Purchase Agreement").

     D. The Service Provider acquired the assets and liabilities of Wilhelm for the purposes of conducting the business of (i) marketing and selling Pre-Need Contracts and (ii) providing At-Need Services in the Portland, Oregon area.

     E. Neptune Society has from time-to-time sold, and will in the future continue to market and sell, certain Pre-Need and At-Need Contracts in the geographical area served by the Service Provider, including certain contracts assumed, transferred to or acquired by the Service Provider under the Asset Purchase Agreement.

     F. The Service Provider has agreed to provide all necessary services and transportation related to At-Need Services under the terms of any Basic Plan, At-Need Contract, Pre-Need Contract or Merchandise Contract sold by Neptune



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          Society  within a 100 mile radius of Portland,  Oregon (the  "Portland
          Territory") (each, a "Relevant Contract").

     G. Service Provider desires Neptune Society to market and sell Basic Plans, Pre-Need Contracts and Travel Plans under the name Neptune Society or Neptune Cremation Service , as may be amended from time-to-time by Neptune Society exclusively for the Service Provider in the Portland Territory in accordance with the terms and conditions set forth in this Agreement.

     H. Neptune Society, under the terms of this Agreement, desires to market and sell Pre-Need Contracts under the name Neptune Society or Neptune Cremation Service exclusively for Service Provider in the Portland Territory, and Service Provider agrees to provide the necessary services in order to fulfill the Pre-Need Contracts marketed and sold by Neptune Society in the Portland Territory and to provide necessary At-Need Services as required by those consumers directly or indirectly requesting that the Service Provider provide the Basis Plan cremation services in the Portland Territory.

     I. The Parties have acquired, or intend to acquire (and maintain in force) as a condition of this Agreement, all necessary State licenses or certificates from the regulatory authorities relating to the marketing, sale and delivery of services contemplated in this Agreement.

     NOW THEREFORE, in consideration of the representations, warranties, mutual covenants and agreements of the Parties contained in this Agreement, Neptune Society and Service Provider agree as follows:

1.   Interpretation

     (a) General Definitions. In this Agreement, the following terms shall have the following meanings unless inconsistent with the context:

     "Administrative Services" means administration relating to any At-Need Contract, Pre-Need Contract or Relevant Contract, as applicable, including, without limitation: (i) completing documentation relating to the provision of At-Need Services at the time of need; (ii) providing regular reports to applicable governmental agencies related to the performance of At-Need Services,
(iii) securing certificates, receipts and other documentation to the family or estate of the decedent as may be required under the Pre-Need Contract, the At-Need Contract and Applicable Law, and (iv) such other services as the Neptune Society and Service Provider may agree upon or may be reasonably required to fulfill the obligations of Service Provider under this Agreement;

     "Affiliate Provider" means that particular entity or existing mortuary or crematory in the market area in which Neptune Society is marketing its Pre-Need Cremation Plans on behalf of



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the  existing  mortuary  or  crematory  that is  licensed in that market area to conduct cremation business.

     "Affiliate" means with respect to a party, a natural person, firm, partnership, limited liability company or corporation who, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with that party. For the purpose of this definition, "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Applicable Law" means any statute, regulation, rule, decree, constitution, regulation, order, judgment, judicial interpretation or other directive of any governmental entity applicable to any Person as such law applies to this Agreement, including but not limited to, the provision of cremation services and the administration of Pre-Need Contracts and At-Need Contracts.

     "At-Need Service" means to perform or cause to be performed by others cremation services at the time of need, including but not limited to, (i) the removal of Beneficiary's body from the place of death and return to Service Provider's licensed holding facility, (ii) providing the Administrative Services in accordance with all applicable laws, rules and regulations related to the provision of the cremation; (iii) placing the body into the proper container specified under the terms of the Relevant Contract and cremating the body of the Beneficiary; (iv) placing the cremated remains into the container or urn specified under the terms of the Relevant Contract and properly labeling such container or urn, which merchandise shall be provided, if previously purchased by the Beneficiary, by Neptune Society; (v) delivering, scattering at sea or handling the cremated remains in accordance with the Pre-Need Contract or At-Need Contract, as applicable, but in all cases with at least in such manner to provide complete service and accurate data and documentation necessary to comply with Applicable Law and the terms of the relevant Pre-Need Contract or At-Need Contract.

     "Beneficiary" means the beneficiary specified in the relevant Pre-Need Contract, the deceased in an At-Need Contract or Relevant Contract, as the context requires.

     "Person" means an individual, corporation, partnership, limited liability company, firm, joint stock company, joint venture, trust, estate, unincorporated organization, association, government entity, or organization or association of which any of the above is a member or participant.

     "Records" means all logs, records, data, certificates, receipts, agreements, inspection reports and other documentation related to Pre-Need Contracts, At-Need Contracts and/or the provision of At-Need Services under this Agreement.

     "Service Provider" means Western Management Services, L.L.C., the provider of services related to the provision of simple cremation and transportation services in order to fulfill obligations under the terms of this Agreement.



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     "Services"  means the  services  to be  provided  by the  Service  Provider pursuant to Section 2 of this Agreement.

     "Travel Plan" means the Travel Plan which has been sold by Neptune Society, which, in accordance with the terms of such plan, guarantees the Beneficiary will receive Services regardless of where the Beneficiary dies.

     "Term" means the term of this Agreement, which shall be (i) a period of 5 years for the marketing and selling services provided for by Neptune Society, automatically renewable for periods of one year thereafter, unless terminated by either Party upon written notice delivered to the other Party no later than ninety (90) days prior to the expiration of such term or renewal thereof, and
(ii) upon the expiration of a Relevant Contract with respect to the Service Providers obligations to provide Services with respect to such Relevant Contract and the Neptune Society's obligations to provide merchandise as provided herein. The Parties obligations under Section 2 of this Agreement shall survive until all of the Relevant Contracts have been performed in accordance with the terms of this Agreement.

     (b) Section Headings.Section headings and captions in this Agreement are for reference and convenience only and shall not affect the interpretation or meaning of any provision of this Agreement.

2.   Services

     (a) Services Provided. Beginning on the Effective Date and continuing until terminated as provided herein, Service Provider agrees to provide the following services to the Beneficiary under the terms of Pre-Need Contracts and At-Need Contracts (collectively, the "Services"):

          (i) Service Provider shall provide At-Need Services for each of the Relevant Contracts in the Portland Territory;

          (ii) Service Provider shall provide At-Need Services for each Pre-Need Contract of the Neptune Society in which the Beneficiary of such contract dies and requires cremation related services within the Portland Territory; and

          (iii) Service Provider shall provide all necessary Administrative Services related to the At-Need Services provided in (i) and (ii), above.

     (b) Service Protocol. Service Provider, directly or through a licensed, qualified cremation service provider, shall provide the Services in accordance with the service protocol set forth on Exhibit E attached hereto (the "Service Protocol"). The Parties agree to modify such Service Protocol as reasonably necessary to give effect to intent of the provisions of this Section 2 and to comply with Applicable Law.



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

     (c) Standard of Services.  In  performing  the services  enumerated in this
Section 2, Service Provider shall exercise that degree of care, diligence and responsibility with respect to the provision of Services and relevant services as required by Applicable Law and in accordance with acceptable industry practices and the terms set forth in the applicable Pre-Need Contract. Service Provider shall provide such relevant Services hereunder through licensed facilities and able, qualified and trained employees and contractors of Service Provider, including supervisory and support personnel, in sufficient number to properly render such services under the terms of the Pre-Need and At-Need Contracts and in the manner required by this Agreement and Applicable Law.

     (d) Delivery of Merchandise. For each Relevant Contract, and in the event Neptune has agreed to store (and has stored) such merchandise on behalf of the purchaser/consumer, the Neptune Society shall deliver, at the request of Service Provider and purchaser/consumer, to Service Provider (if stored by Neptune) the merchandise purchased by the Beneficiary prior to delivery of the Services for such Relevant Contract. Within thirty (30) days after the Agreement is executed by the Parties and continuing until all the Relevant Contracts have been fulfilled, the Neptune Society will deliver to Service Provider upon written request, and Service Provider will warehouse and inventory in accordance with the terms of each Relevant Contract and Applicable Law, a sufficient inventory of merchandise to provide the Services for a period of thirty (30) days based on the average number of fulfillments under this Agreement during the preceding thirty (30) day period.

     (e) Inability to Perform Service Provider Services. If Service Provider is unable to perform the Services, either directly or using a qualified third party, for any reason, including but not limited to, as a result of suspension or revocation of its license, cessation of business activities, problems associated with personnel, equipment or capacity, Service Provider shall immediately notify the Neptune Society of such inability in writing. In such event, the Neptune Society, at its sole option, may take any reasonable and lawful action to perform the Services, only during the period of disability, either directly or using a third-party service provider, and Service Provider shall not be entitled to any compensation related to such Pre-Need Contract.

3.   Term and Termination

     (a) This Agreement will take effect as of the Effective Date and will continue in force with respect to fulfillment of each Relevant Contract subject to this Agreement until all such Relevant Contracts have been fulfilled.

     (b) The Parties shall be deemed to have fully performed all their respective obligations under this Agreement with respect to a Relevant Contract if:

          (i) the Person in charge of final arrangements for the Beneficiary of such Relevant Contract specifies another unrelated party to perform the cremation services; or

          (ii) the Relevant Contract is cancelled, terminated or the final arrangements contemplated in the Relevant Contract do not require performance by the Parties.



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

     (c) If Service Provider is unable to perform the Services as a result of the circumstances set forth under Section 2(e), 3(b)(i) or (ii) above, the Pre-Need Contract shall be treated as if the contract never existed and shall not be deemed a Relevant Contract, and the Neptune Society shall not be obligated, or have any further obligation, whatsoever to Service Provider for such contract.

     (d) This Agreement may be terminated under the following circumstances, but in such case the mutual releases contained in this Agreement shall continue in full force and effect:

          (i) Service Provider and the Neptune Society may terminate this Agreement at any time by mutual written agreement.

          (ii) Service Provider may terminate this Agreement by giving notice in writing to the Neptune Society in the event the Neptune Society is in material breach of this Agreement and has failed to cure such breach within thirty (30) days of receipt of written notice thereof from Service Provider; provided that if a breach is not reasonably capable of being cured within such thirty (30)-day period, then the Neptune Society shall be given an additional thirty (30) days to cure such breach so long as it is continuously and vigorously pursuing in good faith the cure of such breach.

     (e) In the event Service Provider is unable to perform the Services as a result of a material breach of this Agreement by Service Provider, the Neptune Society will be authorized to use a third party service provider during the period of such disability for the purposes of providing the Services with respect to Pre-Need and At-Need Contracts affected by such disability. This
Section 3(e) will survive the termination of this Agreement.

4.   Compensation

     (a) Compensation for Service Provider Services. Service Provider, upon provision of Services related to a Pre-Need Contract or At-Need Contract under
Section 2(a) of this Agreement, will receive a per contract base compensation (the "Base Compensation") in the amount set forth below, based on the date of the death of the Beneficiary, during each relevant period:



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    Date of Beneficiary Death                      Base Compensation
    -------------------------                      -----------------

                                              Pre-Need            At-Need
                                             Contracts           Contracts
                                             ---------           ---------
    Effective Date through 2002                 $425                $625
    through 2003                                $440                $640

    through 2004                                $455                $655

    through 2005                                $470                $670

    After 2006                                  $485                $685


     (b) Payment of Compensation. The sole consideration for the provision by Service Provider of the Services to the Neptune Society shall be the consideration set forth in Section 4(a) of this Agreement. Neptune Society shall pay Service Provider the Base Compensation under Section 4(a) of this Agreement for each Relevant Contract in which Service Provider has performed Services and delivered to the Neptune Society satisfactory documentation, including a copy of the certified death certificate and a copy of the Federal Trade Commission (FTC) compliant "Statement of Goods and Services" signed and dated by the Service Provider Funeral Director or arranger that the Services have been performed in accordance with the terms of this Agreement. Beginning the first month after this Agreement is executed by the Parties and continuing until all the Relevant Contracts have been fulfilled and during the term of this Agreement, the Service Provider will provide to the Neptune Society within five (5) days of the beginning of each month a written invoice for the preceding month (the "Monthly Statement") providing (i) the number of Relevant Contracts for which Services were performed during the preceding month; (ii) the Base Compensation for each such Relevant Contract and (iii) the total Base Compensation due to the Service Provider by the Neptune Society. Each Monthly Statement shall be due and payable ten (10) days after delivery of the Monthly Statement to Neptune Society.

     (c) Payments to Third Party Service Providers. Service Provider will be solely responsible for paying any fees, costs and expenses and any consideration payable to third-party service providers engaged by the Service Provider, if any, for any and all services provided in connection with the Services.

5.   Exclusive Marketing Arrangement

     (a) Appointment. Service Provider hereby appoints Neptune Society as its exclusive representative to market, promote and sell Pre-Need Contracts and Merchandise Contracts under the names "Neptune," "Neptune Society," "Neptune Cremation Service," "Trident," "Trident



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

Society" or similar name in the Portland Territory, for the Term of this Agreement and any extension thereof. The obligations of the Neptune Society during the term of this Agreement relative to marketing and selling Pre-Need Contracts and Merchandise Contracts shall require Neptune Society to market and sell such Relevant Contracts in accordance with all Applicable Laws and at its own expense within the Portland Territory. Service Provider will provide Services for each Relevant Contract sold by Neptune Society in the Portland Territory during the Term of this Agreement. Notwithstanding the foregoing, nothing contained herein shall prevent Service Provider from marketing, selling, merchandising or performing services under any name other than "Neptune," "Neptune Society," "Neptune Cremation Services," "Trident," "Trident Society" or other similar trade name which may reasonably be confused with a Neptune Society trade name.

     (b) Non-Compete. Service Provider and its Affiliates will not directly or indirectly contract to sell Basic Plans, Pre-Need Contracts and Merchandise Contracts under the trade name or using the trademark "Neptune," "Neptune
Society," "Trident," "Neptune Cremation Service" or other similar trade name used by Neptune Society in the Portland Territory or contract with, agree to, permit, or in any other way authorize any other Person to sell Basic Plans, Pre-Need Contracts and Merchandise Contracts under the trade name or using the trademark "Neptune," "Neptune Society," "Trident," "Neptune Cremation Service" or other similar trade name used by Neptune Society in the Portland Territory. Service Provider will refer to the Neptune Society all inquiries for Basic Plans, Pre-Need Contracts and Merchandise Contracts under the trade name or using the trademark "Neptune," "Neptune Society," "Trident," "Neptune Cremation Service" or other similar trade name used by Neptune Society received from within the Portland Territory or for sales within the Portland Territory. Notwithstanding the foregoing, Service Provider may market, sell, merchandise and perform services under any trade name or trademark other than "Neptune," "Neptune Society," "Trident," "Neptune Cremation Services" or other trade name which may reasonably be confused with a Neptune Society trade name and Neptune Society will not offer for sale or market any other funeral or cremation related services (other than those contemplated herein) that would in any way compete directly with the Service Provider in the Portland Territory.

     (c) Non-Circumvention. The Parties agree that they shall not directly or indirectly, through any officer, director, employee, agent, Affiliate or otherwise solicit or initiate, directly or indirectly, or encourage or cause any advertisement to be directed into the Portland Territory in an attempt to influence those holding Relevant Contracts to cancel such contracts or otherwise transfer such contracts to any other provider of cremation services.

6.   Independent Contractors

     During the term of this Agreement, the relationship between Service Provider and any of its employees or contractors, on the one hand, and the Neptune Society and any of its employees or contractors, on the other hand, shall be that of an owner and an independent contractor. Service Provider shall at all times render the Services in its capacity as licensed provider of such services and in accordance with all applicable laws. No employee or contractor of Service Provider shall be considered, by reason of the performance of the Services, as having an



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employee status with the Neptune  Society.  Service Provider has no authority to bind or otherwise obligate the Neptune Society to third parties in any way unrelated to the Services provided hereunder or under the Asset Purchase Agreement. All debts and liabilities incurred by Service Provider in the rendering of the Services provided under this Agreement (including, but not limited to, employee compensation and benefits) shall be, and remain, the debts and liabilities of Service Provider. Service Provider agrees to indemnify the Neptune Society against any and all claims or liens which may be filed or asserted against the Neptune Society by third parties whom Service Provider has hired to perform any of the Services. Except as otherwise contemplated in this Agreement, the Neptune Society shall not be deemed a party to any agreement or other contract regarding Service Provider, its contractors or employees in performing the Services hereunder, except the Relevant Contracts.

7.   Insurance and Indemnification

     (a) During the term of this Agreement, Service Provider shall, at its sole expense, maintain general liability insurance with liability limits of at least one million dollars ($1,000,000) per occurrence and five million dollars ($5,000,000) aggregate per policy period, which insurance shall name the Neptune Society, its agents, servants, officers, directors, principals, affiliates and employees as additional insureds, as a result of any liability, derivative or otherwise, which may be imposed upon them as a result of claimed negligence or wrongful conduct by Service Provider, its agents, servants, officers, directors, principals, affiliates and employees in performing the Services under this Agreement. Upon the request of the Neptune Society, Service Provider shall provide the Neptune Society evidence of such insurance coverage.

     (b) During the term of this Agreement, the Neptune Society shall, at its sole expense, maintain general liability insurance with liability limits of at least one million dollars ($1,000,000) per occurrence and five million dollars ($5,000,000) aggregate per policy period, which insurance shall name Service Provider, its agents, servants, officers, directors, principals, affiliates and employees as additional insureds, as a result of any liability, derivative or otherwise, which may be imposed upon them as a result of claimed negligence or wrongful conduct by the Neptune Society, its agents, servants, officers, directors, principals, affiliates and employees related to sales and marketing of the relevant Contracts. Upon the request of Service Provider, the Neptune Society shall provide the Service Provider evidence of such insurance coverage.

     (c) Service Provider shall indemnify and defend the Neptune Society, its Affiliates and their respective principals, managers, directors, officers, shareholders, employees and agents, and hold them harmless from and against, any and all loss, liability, damage, claim, cost or expense (including the reasonable fees and expenses of their legal counsel) arising out of or relating to or caused by the action or inaction of Service Provider, its directors, officers, employees, contractors and/or agents, in connection with or relating to the provision of the Services, the conduct of the business and operations of Service Provider and Service Provider's performance of the transactions contemplated in this Agreement, including but not limited to: (i) any claim by any Service Provider employee or contractor or former employee or contractor



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arising on account of any action taken or any matter or event  occurring  during the course of such person's employment or engagement by Service Provider; (ii) any claim, investigation or suspension arising out of any violation of Applicable Law in connection with providing the Services; and (iii) any negligent act or omission, the gross negligence or willful misconduct of Service Provider, or any director, officer, employee, agent, contractor or Affiliate of Service Provider.

     (d) The Neptune Society shall indemnify and defend Service Provider, its Affiliates, principals, partners, members, managers, directors, officers, employees and agents, and hold them harmless from and against, any and all loss, liability, damage, claim, cost or expense (including the reasonable fees and expenses of its legal counsel) arising out of or relating to or caused by the action or inaction of Neptune Society, its directors, officers, employees, contractors and/or agents, in connection with or relating to the Relevant Contracts, the conduct of the business and operations of Neptune Society and Neptune Society's performance of the transactions contemplated in this Agreement, including but not limited to: (i) any claim by any Neptune Society employee or contractor or former employee or contractor arising on account of any action taken or any matter or event occurring during the course of such person's employment or engagement by Neptune Society; (ii) any claim, investigation or suspension arising out of any violation of Applicable Law by Neptune Society; and (iii) any negligent act or omission, the gross negligence or willful misconduct of the Neptune Society, or any director, officer, employee, agent, contractor or Affiliate of Neptune Society.

8.   Taxes and Fees; Compliance; Permits

     Service Provider shall pay all lawful taxes and fees imposed by federal, state or local governmental authorities arising from the performance of the Services for the Relevant Contracts, and shall comply with all laws and insurance policies applicable to Service Provider with respect to the rendering of the Services. Service Provider shall, at its expense, obtain and keep in full force and effect throughout the term of this Agreement all licenses and permits required to be maintained by Service Provider in connection with the rendering of the Services.

9.   Dispute Resolution

     (a) Negotiations. The parties to this Agreement, represented by the chief executive officer of the Neptune Society or designee, acting on behalf of the Neptune Society, and the Chief Executive Officer of Service Provider acting on behalf of Service Provider, promptly and in good faith, shall attempt to resolve any dispute arising under this Agreement by negotiation between such officers. Either party may give to the other party written notice of any dispute and, within ten (10) days after the giving of such notice, the recipient of such notice shall give a written response to the other party. Each notice of a dispute and each response to any such notice shall include a statement of the position of the party giving such notice or response in respect of such dispute and a summary of arguments supporting such position. Within fifteen (15) days after the giving of a notice of a dispute under this subsection, such officers shall meet at a mutually acceptable time and place, and thereafter as often as either of them reasonably deem necessary, to attempt to resolve such dispute. All reasonable requests for information made by any party to the other shall be honored. If any dispute has not been resolved by negotiation pursuant to this subsection within thirty (30) days after the giving of the notice of such dispute, then the other party may initiate mediation of such dispute pursuant to Section 9(b). All negotiations pursuant to this subsection shall be confidential and shall be treated as compromise and settlement negotiations. Nothing said or disclosed, and no document produced, in the course of such negotiations which is not independently discoverable shall be offered, or received as evidence, or used for impeachment or for any other purpose in any arbitration or litigation.

     (b) Mediation. All disputes arising out of this Agreement not resolved pursuant to Section 9(a), shall first be submitted to mediation, which shall focus on the needs of everyone concerned and seek to solve problems cooperatively with an emphasis on dialogue and accommodation. The goal of the mediation shall be to preserve and enhance relationships by developing a mutually acceptable resolution that will fulfill the needs of everyone concerned. Either party to this Agreement desiring mediation may begin the process by giving the other party a written request to mediate, describing the issues involved and inviting the other party to join with the requesting party to name a mutually agreeable mediator and a time frame for the mediation meeting. The parties to this Agreement and the mediator may adopt any procedural format that seems appropriate for the particular dispute. The contents of all discussion during the mediation shall be confidential and nondiscoverable in subsequent arbitration or litigation, if any. If the parties to this Agreement can agree upon a mutually acceptable resolution with respect to the dispute, it shall be reduced to writing, signed by all parties, and the dispute shall be at an end. If the result of the mediation is a recognition that the dispute cannot be successfully mediated, or if a party to this Agreement refuses to mediate or to name a mutually acceptable mediator within a period of time that is reasonable considering the urgency of the disputed matter, or if for any reason mediation is not concluded by settlement of the dispute within thirty (30) days after the giving of the request to mediate, then the other party who desires dispute resolution may seek arbitration.

     (c) Arbitration. Any dispute, controversy or claim between the parties to this Agreement arising out of or relating to this Agreement, which has not been settled by mediation will be settled by arbitration in accordance with the commercial rules of the American Arbitration Association as then in effect. In any arbitration hereunder, each party will select one arbitrator and the two arbitrators so-selected shall select a third. The three arbitrators selected will each have one vote, and a majority vote of the arbitrators will be binding. The arbitration will take place in Portland, Oregon. The arbitrators will apply the law of the State of Oregon without regard to its choice of law principles. Judgment upon the award rendered by the arbitrators may be entered in any court for a judicial acceptance of the award and an order of enforcement. Each party will bear its own expenses of the arbitration, but the arbitrators' fees and costs will be borne equally between the parties participating in the arbitration.

10.  Limitation of Liability

     NO PARTY SHALL BE LIABLE FOR ANY AMOUNTS REPRESENTING SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES, EVEN IF SUCH PERSON HAS BEEN

     ADVISED OF THE POSSIBILITY OF SUCH DAMAGES FOR BREACH OF THIS AGREEMENT.

11.  Miscellaneous

     (a) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written mutual approval of the parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its best efforts to advise the other Party prior to making the disclosure).

     (b) No Third-Party Beneficiary. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

     (c) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

     (d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the Parties; provided however that no consent shall be required in the merger, consolidation or equity exchange of a Party with any other entity or the sale of all or substantially all the assets of a Party to any other entity or a division of another entity. Notwithstanding the foregoing, Service Provider may
(i) assign any or all of its rights and interests hereunder to one or more of its Affiliates, and (ii) designate one or more of its Affiliates to perform its obligations hereunder. (In any or all of these cases (i) and (ii) Service Provider nonetheless shall remain responsible for the performance of all of its obligations hereunder.)

     (e)   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     (f) Headings. The section headings contained in this Agreement are inserted
for  convenience   only  and  shall  not  affect  in  any  way  the  meaning  or interpretation of this Agreement.

     (g) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to the Neptune Society:

                            The Neptune Society, Inc.
                            3500 W. Olive, Suite 1430
                            Burbank, California 91505
                            Attn: David Schroeder, President
                            Fax: (818) 953-9844

                  Copy to:

                            Dorsey & Whitney LLP
                            1420 Fifth Avenue, Suite 4200
                            Seattle, Washington 98101
                            Attn: Randal Jones, Esq.
                            Fax: (206) 903-8820

         If to Service Provider:

                            Western Management Services, L.L.C.
                            Attention: Michael C. Ashe
                            6637 SE Milwaukie Avenue
                            Portland, OR  97202


                  Copy to:

                            Steven D. Adler, P.C.
                            2130 NE Klickitat Street
                            Portland, OR 97212-2459

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     (h) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Oregon without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Oregon.

     (i) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Service Provider and the Neptune

Society. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     (j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     (k) Expenses. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with the negotiation or preparation of this Agreement and the transactions contemplated hereby.

     (l) Attorney's Fees. In the event the services of an attorney at law are necessary to enforce any of the terms of this Agreement or to resolve any disputes arising hereunder outside the confines of Section 9(c) above, the prevailing party shall be entitled to recover its costs and reasonable attorney's fees from the losing party as determined at trial or on appeal.

     (m) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the other representation, warranty, or covenant.

     (n) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         [This space intentionally left blank - signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    THE NEPTUNE SOCIETY, INC.



                                    By   /s/ David Schroeder
                                         -------------------------------------
                                    Title:

                                    WESTERN MANAGEMENT SERVICES, L.L.C.



                                    By   /s/ Michael Ashe
                                         -------------------------------------
                                    Title:

                                    EXHIBIT A

                                   Basic Plan

                                    EXHIBIT B

                                Pre-Need Contract

                                    EXHIBIT C

                              Merchandise Contract

                                    EXHIBIT D

                                At-Need Contract

                                    EXHIBIT E

                                Service Protocol